SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005 (April 1, 2005)

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

The independent auditor of Pamrapo Bancorp, Inc. (the “Company”), Radics & Co., LLC (“Radics”), has merged with Beard Miller Company LLP as of April 1, 2005. As a result of this merger, on April 1, 2005, Radics resigned as independent auditors of the Company. On April 1, 2005, the Company engaged Beard Miller as its successor independent audit firm. The Company’s engagement of Beard Miller has been approved by the Company’s Audit Committee.

The reports of Radics on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2004, and December 31, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2004 and 2003, and during the interim period from December 31, 2004 to April 1, 2005, in connection with the audit of the Company’s financial statements for such periods there were no disagreements between the Company and Radics on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Radics, would have caused Radics to make reference to such matter in connection with its audit reports on Company’s financial statements.

The Company has provided Radics with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that Radics deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of Radics letter is filed as Exhibit 16 hereto.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 16    Letter from Radics & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: April 26, 2005

	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter,
Treasurer and Chief Financial Officer